Form 8-K for FIRST CHESAPEAKE FINANCIAL CORP filed on February 16, 1999




                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT



         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) February 11, 1999


                     FIRST CHESAPEAKE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

          VIRGINIA                     0-21912               54-1624428
(State or other jurisdiction         (Commission           (IRS Employer
     of incorporation)               File Number)        Identification No.)

               12 OREGON AVENUE, PHILADELPHIA, PENNSYLVANIA 19148
                    (Address of principal executive offices)


Registrant's telephone number, including area code   (215) 755-5691


(Former name or former address, if changed since last report.) Not applicable

ITEM 5. OTHER EVENTS

First Chesapeake Acquires Mortgage Banking Firm with Locations in Five States


PHILADELPHIA, PA - Richard N. Chakejian, Jr., President of First Chesapeake Financial Corporation (the "Company"; OTC Bulletin Board: FCFN), today announced the acquisition of an undisclosed Eastern U.S. mortgage banking firm with retail mortgage origination operations in five states, Kentucky, Indiana, Missouri, North Carolina and Tennessee. The identity of the firm will be disclosed upon obtaining final regulatory approval.

This is the second successful mortgage banking acquisition for First Chesapeake, which recently announced its agreement to purchase FMB Mortgage, a conventional wholesale platform based in Daytona Beach, Florida. Both companies are wholly-owned subsidiaries of First Chesapeake Funding Corporation, the Company's existing wholesale and retail mortgage banking operation in Plantation, Florida.

The combined historical profitability of the two acquired entities is estimated to be approximately $1.3 million (unaudited), and the units are estimated to produce over $150 million of closed loans annually.

"This purchase has been the centerpiece of our most recent acquisition plan. The management team in place has developed a superior operation, and they (like the Daytona Beach, Florida management) will remain intact," continued Chakejian.

"Our goal has been to build a strong controlled operation." Said Les Salzman, who serves as President of First Chesapeake Funding Corporation. "With additional mortgage lender acquisitions under letter of intent, we have focused on building a strong and experienced group that can provide leadership and the nucleus of a powerful management team."

"The next acquisitions (currently under letter of intent) are scheduled for Pennsylvania and Florida, and have in excess of $100 million in estimated annual loan closings. Management will stay on in each of these acquisitions." Chakejian noted. "We hope to have these done by mid-second quarter of 1999."

The Company is engaged primarily in the residential and commercial mortgage banking business at both the wholesale and retail levels. First Chesapeake Funding Corporation's operational headquarters is at 8551 W. Sunrise Boulevard, Plantation, FL 33322. Further information may be obtained by calling Les Salzman at (954) 385-8400 or by fax to (954) 474-2438.

Statements in the press release concerning the Company's business outlook or future economic performances, anticipated profitability, revenues, expenses or other financial items, are forward-looking statements that are estimates reflecting the best judgment of the Company based on currently available information. Such forward-looking statements involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. Such risks, uncertainties, contingencies and other factors, many of which are beyond the control of the Company, include overall economic and business conditions, trends for the continued growth of the mortgage and financial services industry, the realization of anticipated revenues, profitability and cost synergies, the demand for the Company's products and services, pricing and other competitive factors in the industry, new government regulations and/or legislative initiatives, and other risks and uncertainties described in the Company's reports and filings with the Securities and Exchange Commission. There can be no such assurance that such factors will not affect the accuracy of such forward-looking statements, and the Company assumes no obligation to update the information in this release. Several of the transactions described herein have not closed, and there can be no assurance that the Company will complete the acquisitions described herein. Finally, certain information herein is based on unaudited financial statements and relies on representations made by the sellers as to the accuracy and completeness of such information.

Contact: Richard N. Chakejian, Jr., President
         Mark E. Glatz, Chief Financial Officer




                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                     FIRST CHESAPEAKE FINANCIAL CORPORATION

Date: February 16, 1999              By: Mark Mendelson
                                         ---------------------------------
                                         Mark Mendelson, Chief Executive Officer

                                     By: Richard N. Chakejian, Jr.
                                         ---------------------------------
                                         Richard N. Chakejian, Jr. President

                                     By: Mark E. Glatz
                                         ---------------------------------
                                         Mark E. Glatz, Chief Financial Officer